Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-88358) and Forms S-8 (Registration Nos. 333-12287, 333-12289, 333-53817, 333-78783, 333-87802 and 333-87804) of
West Pharmaceutical Services, Inc. of our report dated February 17, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 17, 2004 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 12, 2004